UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2012

Date of report (date of earliest event reported)

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street

Boston MA 02109

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

LPL Investment Holdings Inc.

One Beacon Street

Boston MA 02108

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 15, 2012, LPL Investment Holdings Inc. (the “Company”) changed its name to LPL Financial Holdings Inc. The name change did not require stockholder approval and was effected under Section 253 of the Delaware General Corporation Law by merging a wholly-owned Delaware subsidiary with and into the Company. The Company was the surviving corporation and, in connection with the merger, the Certificate of Incorporation of the Company was amended to change its name to LPL Financial Holdings Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.

Effective June 15, 2012, the Board of Directors of the Company approved an amendment to and restatement of the Company’s Second Amended and Restated Bylaws to reflect the name change. Except for the change in the Company’s name, there were no other changes to the Company’s Bylaws. A copy of the Company’s Third Amended and Restated Bylaws is attached hereto as Exhibit 3.2.

Effective June 20, 2012, the Company’s common stock will begin trading under the new CUSIP number 50212V 100. The Company’s trading symbol, LPLA, will not change.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Ownership and Merger effective June 15, 2012

3.2	Third Amended and Restated Bylaws effective June 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Robert J. Moore
	Name:	Robert J. Moore
	Title:	President and Chief Operating Officer

Dated: June 19, 2012